UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010 (July 7, 2010)

MILLIPORE CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Concord Road Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events.

On July 7, 2010, the European Commission announced that it has cleared under the European Community Merger Regulation the acquisition of Millipore Corporation by Merck KGaA.  The parties expect to close the transaction on or about July 14, 2010.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the statement regarding the anticipated completion date for the transaction with Merck KGaA.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, without limitation, our inability to consummate the transaction and those other risk factors set forth on our most recent Annual Report on Form 10-K.  Please refer to our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.  All forward-looking statements included in this document are based on our assessment of information available to us at the time this report is filed.  We have no intent, and disclaim any obligation, to update any forward-looking statement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

Date: July 7, 2010	By:	/s/ Jeffrey Rudin
Name: Jeffrey Rudin
Title: Vice President and General Counsel